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                                                                    EXHIBIT 23.2

November 25, 2002

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     Aastrom Biosciences, Inc.
        Registration Statement on Form S-2

Ladies and Gentlemen:

As counsel to Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), in connection with the proposed offer and sale of those certain shares of the Company's Common Stock, $0 par value, as set forth in the Registration Statement on Form S-2 (the "Registration Statement"), we hereby consent to the use of our name under the caption "Legal Matters" in the Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

We hereby consent to the filing of this consent as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gray Cary Ware & Freidenrich LLP
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GRAY CARY WARE & FREIDENRICH LLP